FOR IMMEDIATE RELEASE:
NVIDIA Announces Financial Results for First Quarter Fiscal 2021
•Revenue of $3.08 billion, up 39 percent from a year earlier
•Record Data Center revenue of $1.14 billion, up 80 percent from a year earlier
•Record GAAP gross margin of 65.1 percent
SANTA CLARA, Calif.-May 21, 2020- NVIDIA (NASDAQ: NVDA) today reported revenue for the first quarter ended April 26, 2020, of $3.08 billion, up 39 percent from $2.22 billion a year earlier, and down 1 percent from $3.11 billion in the previous quarter.
GAAP earnings per diluted share for the quarter were $1.47, up 130 percent from $0.64 a year ago, and down 4 percent from $1.53 in the previous quarter. Non-GAAP earnings per diluted share were $1.80, up 105 percent from $0.88 a year earlier, and down 5 percent from $1.89 in the previous quarter.
NVIDIA completed its acquisition of Mellanox Technologies Ltd. on April 27, 2020, for a transaction value of $7 billion. It also transitioned its GPU Technology Conference to an all-digital format, drawing more than 55,000 registered participants, while NVIDIA founder and CEO Jensen Huang’s keynote videos were viewed 3.8 million times in their first three days.
“As the world battles COVID-19, we salute the first responders, healthcare workers, and service workers who courageously step in harm’s way to save lives and keep the world going,” Huang said. “We also thank the scientists around the world racing to find a vaccine for COVID-19.
“NVIDIA had an excellent quarter. The acquisition of Mellanox expands our cloud and data center opportunity. We raised the bar for AI computing with the launch and shipment of our Ampere GPU. And our digital GTC conference attracted a record number of developers, highlighting the accelerating adoption of NVIDIA GPU computing.
“Our Data Center business achieved a record and its first $1 billion quarter. NVIDIA is well positioned to advance the most powerful technology forces of our time – cloud computing and AI,” he said.
In the first quarter of fiscal 2021, NVIDIA paid dividends of $98 million. Due to current market uncertainties, NVIDIA is evaluating the timing of resuming share repurchases and will remain nimble based on market conditions. NVIDIA is currently authorized to repurchase up to $7.24 billion in shares through December 2022. It remains committed to paying its quarterly dividend.
Q1 Fiscal 2021 Summary

GAAP
($ in millions, except earnings per share)	Q1 FY21	Q4 FY20	Q1 FY20	Q/Q	Y/Y
Revenue	$3,080	$3,105	$2,220	Down 1%	Up 39%
Gross margin	65.1%	64.9%	58.4%	Up 20 bps	Up 670 bps
Operating expenses	$1,028	$1,025	$938	--	Up 10%
Operating income	$976	$990	$358	Down 1%	Up 173%
Net income	$917	$950	$394	Down 3%	Up 133%
Diluted earnings per share	$1.47	$1.53	$0.64	Down 4%	Up 130%

Non-GAAP
($ in millions, except earnings per share)	Q1 FY21	Q4 FY20	Q1 FY20	Q/Q	Y/Y
Revenue	$3,080	$3,105	$2,220	Down 1%	Up 39%
Gross margin	65.8%	65.4%	59.0%	Up 40 bps	Up 680 bps
Operating expenses	$821	$810	$753	Up 1%	Up 9%
Operating income	$1,205	$1,220	$557	Down 1%	Up 116%
Net income	$1,120	$1,172	$543	Down 4%	Up 106%
Diluted earnings per share	$1.80	$1.89	$0.88	Down 5%	Up 105%

NVIDIA’s outlook for the second quarter of fiscal 2021 includes the impact from the acquisition of Mellanox, which closed on the first day of the second quarter. The combined second quarter outlook is as follows:
•Revenue is expected to be $3.65 billion, plus or minus 2 percent. Mellanox is expected to contribute a low-teens percentage of combined second quarter revenue.
•GAAP and non-GAAP gross margins are expected to be 58.6 percent and 66.0 percent, respectively, plus or minus 50 basis points. The sequential decline in GAAP gross margins primarily reflects an increase in acquisition-related costs, most of which are non-recurring in nature.
•GAAP and non-GAAP operating expenses are expected to be approximately $1.52 billion and $1.04 billion, respectively. The sequential change in GAAP operating expenses reflects an increase in stock-based compensation and acquisition-related costs. GAAP and non-GAAP operating expenses for the full year, which will include Mellanox starting with the second quarter, are expected at approximately $5.7 billion and $4.1 billion, respectively.
•GAAP and non-GAAP other income and expense are expected to be an expense of approximately $50 million and $45 million, respectively.
•GAAP and non-GAAP tax rates are both expected to be 9 percent, plus or minus 1 percent, excluding any discrete items. GAAP discrete items include excess tax benefits or deficiencies related to stock-based compensation, which are expected to generate variability on a quarter by quarter basis.
Highlights
Since its previous earnings report, NVIDIA has achieved progress in these areas:
Gaming
•First-quarter revenue was $1.34 billion, down 10 percent sequentially and up 27 percent from a year earlier.
•Launched Minecraft with RTX as an open beta on Windows 10, bringing real-time ray tracing, more realistic materials and DLSS 2.0 to the world’s best-selling videogame.
•Announced the release of more than 100 new laptop models powered by NVIDIA GeForce® GPUs, bringing the RTX 2080 SUPER™ and RTX 2070 SUPER high-end GPUs to laptops for the first time, and enabling RTX 2060 laptop price points as low as $999 for a mass market audience.
•Expanded the RTX Studio lineup with 10 new laptops from Acer, Gigabyte, MSI and Razer, powered by new GeForce RTX SUPER GPUs.

•Released DLSS 2.0, the second generation of its deep learning neural network, which allows gamers on RTX GPUs to boost frame rates as much as two times and increase image resolution for supported games.
•Expanded NVIDIA GeForce NOW™, which provides access to 650 games, with 1,500 more waiting to get on board, and has added 2 million users since going live in February.
Data Center
•First-quarter revenue was $1.14 billion, up 18 percent sequentially and up 80 percent from a year earlier.
•Introduced the NVIDIA A100™ data center GPU, the first based on the new NVIDIA Ampere architecture, now in full production and shipping worldwide.
•Launched the NVIDIA DGX A100™ – a 5-petaflops AI system that delivers elastic, software-defined data center infrastructure for the most demanding workloads – with the first system being used by Argonne National Laboratory on COVID-19 research.
•Introduced two products for the NVIDIA EGX™ Edge AI platform — the EGX A100 for larger commercial off-the-shelf servers – combining the latest A100 GPU and Mellanox SmartNIC technology — and the EGX Jetson Xavier NX for micro-edge servers.
•Released NVIDIA Jarvis™, an application framework enabling companies to offer real-time language-based AI services customized for their own industry, products and customers.
•Collaborated with the open-source community to bring end-to-end GPU acceleration to Apache Spark 3.0, the world’s largest data analytics platform used by more than 500,000 data scientists.
•Announced NVIDIA Merlin™, an application framework that democratizes AI-based deep recommender systems.
•Launched the Mellanox ConnectX-6® Lx Smar tNIC – a highly secure, efficient 25/50 gigabit per second Ethernet smart network interface controller.
Professional Visualization
•First-quarter revenue was $307 million, down 7 percent sequentially and up 15 percent from a year earlier.
•Powered Autodesk’s latest 3D visualization software, VRED 2021, with NVIDIA Quadro RTX — giving designers the ability to create with interactive ray tracing and AI-powered denoising.
•Accelerated Altair’s AccuSolve and TheaRender engineering software with NVIDIA CUDA to speed the creation of high-quality simulations.
•Brought Quadro professional graphics to HP’s ZBook Create and ZBook Studio mobile workstation lineup, offering outstanding performance, mobility and reliability to creatives.
Automotive
•First-quarter revenue was $155 million, down 5 percent sequentially and down 7 percent from a year earlier.
•Announced that the Xpeng P7 all-electric sports sedan, with production deliveries beginning next month, uses the NVIDIA DRIVE AGX platform and DRIVE OS software to deliver level 3 automated driving.

COVID-19 Efforts
•NVIDIA and its employees have committed to donate more than $10 million to those affected during this period.
•Accelerated promotions and raises for employees by several months.
•Released AI models in collaboration with the National Institutes of Health to help researchers detect COVID-19 in lung scans.
•Joined the White House’s COVID-19 High Performance Computing Consortium, alongside leaders from the U.S. government, industry and academia, to accelerate COVID-related research.
•Provided a free 90-day license to NVIDIA Parabricks™, a genomics software stack that uses GPUs to accelerate the analysis of gene-sequencing data, to researchers working on COVID-related topics.
CFO Commentary
Commentary on the quarter by Colette Kress, NVIDIA’s executive vice president and chief financial officer, as well as a presentation of first-quarter earnings, are available at http://investor.nvidia.com/.
Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal 2021 financial results and current financial prospects today at 2:30 p.m. Pacific time (5:30 p.m. Eastern time). A live webcast (listen-only mode) of the conference call will be accessible at NVIDIA’s investor relations website, http://investor.nvidia.com. The webcast will be recorded and available for replay until NVIDIA’s conference call to discuss its financial results for its second quarter of fiscal 2021.
Non-GAAP Measures
To supplement NVIDIA’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP other income net, non-GAAP other expense net, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, acquisition-related and other costs, legal settlement costs, losses from non-affiliated investments, interest expense related to amortization of debt discount, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchase of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.
About NVIDIA
NVIDIA’s (NASDAQ: NVDA) invention of the GPU in 1999 sparked the growth of the PC gaming market, redefined modern computer graphics and revolutionized parallel computing. More recently, GPU deep learning ignited modern AI ― the next era of computing ― with the GPU acting as the brain of computers, robots and self-driving cars that can perceive and understand the world. More information at http://nvidianews.nvidia.com/.
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For further information, contact:

Simona Jankowski	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
sjankowski@nvidia.com	rsherbin@nvidia.com

Certain statements in this press release including, but not limited to, statements as to: saluting first responders, healthcare workers and service workers and thanking scientists; Mellanox expanding our cloud and data center opportunities; raising the bar for AI computing with Ampere; digital GTC attracting record attendance and highlighting the accelerating adoption of NVIDIA GPU computing; NVIDIA’s position to advance cloud computing and AI; NVIDIA’s capital return program and evaluating the timing of share repurchases; the impact of COVID-19; NVIDIA’s next quarterly cash dividend; NVIDIA’s financial outlook for the second quarter of fiscal 2021, including the impact of the Mellanox acquisition; NVIDIA’s expected tax rates for the second quarter of fiscal 2021; NVIDIA’s expectation to generate variability from excess tax benefits or deficiencies; our operating expenses for the full year; Mellanox’s expected contribution to our revenue; NVIDIA projects being used for COVID-19 research; NVIDIA Merlin democratizing AI-based deep recommender systems; and the benefits, abilities and impact of: the RTX Studio lineup and GeForce RTX SUPER GPUs; NVIDIA A100, NVIDIA DGX A100, EGX A100, EGX Jetson Xavier NX, NVIDIA Jarvis, NVIDIA CUDA, Quadro, NVIDIA Parabricks, collaborating with the open-source community for Apache Spark 3.0, Mellanox ConnectX-6 SmartNIC, NVIDIA Merlin, DLSS 2.0 and what it allows, launching Minecraft with RTX, NVIDIA GeForce NOW and Xpeng P7 using NVIDIA DRIVE AGX Xavier AI compute platform and when deliveries will begin; the number of games waiting to get on NVIDIA GeForceNOW; the COVID-19 High Performance Computing Consortium and accelerating COVID-related research; NVIDIA Jarvis enabling companies to offer real-time language-based customized AI-services; global OEMs releasing new laptops, bringing RTX 2080 SUPER and RTX 2070 SUPER GPUs to laptops for the first time and enabling RTX 2060 laptops at low price points; and VRED 2021 giving designers the ability to create with ray tracing and AI-powered denoising are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
© 2020 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, Quadro DGX A100, DRIVE AGX Xavier, EGX A100, GeForce NOW, GeForce RTX SUPER, Mellanox ConnectX-6, Mellanox SmartNIC, NVIDIA A100, NVIDIA AGX, NVIDIA CUDA, NVIDIA DGX A100, NVIDIA DRIVE AGX Xavier, NVIDIA EGX Edge AI, NVIDIA EGX Jetson Xavier, NVIDIA Jarvis, NVIDIA Merlin, NVIDIA Parabricks, and NVIDIA RTX are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	April 26,	April 28,
	2020	2019

Revenue	$3,080	$2,220
Cost of revenue	1,076	924
Gross profit	2,004	1,296
Operating expenses
Research and development	735	674
Sales, general and administrative	293	264
Total operating expenses	1,028	938
Income from operations	976	358
Interest income	31	44
Interest expense	(25)	(13)
Other, net	(1)	—
Other income, net	5	31
Income before income tax	981	389
Income tax expense (benefit)	64	(5)
Net income	$917	$394

Net income per share:
Basic	$1.49	$0.65
Diluted	$1.47	$0.64

Weighted average shares used in per share computation:
Basic	614	607
Diluted	622	616

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 26,	January 26,
	2020	2020
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$16,354	$10,897
Accounts receivable, net	1,907	1,657
Inventories	1,128	979
Prepaid expenses and other current assets	195	157
Total current assets	19,584	13,690

Property and equipment, net	1,715	1,674
Operating lease assets	595	618
Goodwill	628	618
Intangible assets, net	80	49
Deferred income tax assets	533	548
Other assets	119	118
Total assets	$23,254	$17,315

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$761	$687
Accrued and other current liabilities	1,142	1,097
Total current liabilities	1,903	1,784

Long-term debt	6,959	1,991
Long-term operating lease liabilities	519	561
Other long-term liabilities	774	775
Total liabilities	10,155	5,111

Shareholders' equity	13,099	12,204
Total liabilities and shareholders' equity	$23,254	$17,315

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended
	April 26,	April 28,
	2020	2019
Cash flows from operating activities:
Net income	$917	$394
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	224	178
Depreciation and amortization	107	91
Deferred income taxes	16	(42)
Other	4	(2)
Changes in operating assets and liabilities:
Accounts receivable	(249)	182
Inventories	(151)	153
Prepaid expenses and other assets	(8)	5
Accounts payable	71	(123)
Accrued and other current liabilities	(32)	(129)
Other long-term liabilities	10	13
Net cash provided by operating activities	909	720
Cash flows from investing activities:
Proceeds from sales of marketable securities	1	26
Proceeds from maturities of marketable securities	—	2,219
Purchases of marketable securities	(861)	(622)
Purchases of property and equipment and intangible assets	(155)	(128)
Acquisition of business, net of cash acquired	(34)	—
Investments and other, net	(6)	—
Net cash provided by (used in) investing activities	(1,055)	1,495
Cash flows from financing activities:
Issuance of debt, net of issuance costs	4,979	—
Proceeds related to employee stock plans	88	83
Payments related to tax on restricted stock units	(222)	(211)
Dividends paid	(98)	(97)
Other	(3)	—
Net cash provided by (used in) financing activities	4,744	(225)
Change in cash and cash equivalents	4,598	1,990
Cash and cash equivalents at beginning of period	10,896	782
Cash and cash equivalents at end of period	$15,494	$2,772

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	April 26,	January 26,	April 28,
	2020	2020	2019

GAAP gross profit	$2,004	$2,015	$1,296
GAAP gross margin	65.1%	64.9%	58.4%
Stock-based compensation expense (A)	21	12	4
Acquisition-related and other costs	1	—	—
Legal settlement costs	—	3	10
Non-GAAP gross profit	$2,026	$2,030	$1,310
Non-GAAP gross margin	65.8%	65.4%	59.0%

GAAP operating expenses	$1,028	$1,025	$938
Stock-based compensation expense (A)	(203)	(208)	(174)
Acquisition-related and other costs	(4)	(7)	(10)
Legal settlement costs	—	—	(1)
Non-GAAP operating expenses	$821	$810	$753

GAAP income from operations	$976	$990	$358
Total impact of non-GAAP adjustments to income from operations	229	230	199
Non-GAAP income from operations	$1,205	$1,220	$557

GAAP other income, net	$5	$26	$31
Losses from non-affiliated investments	3	—	—
Interest expense related to amortization of debt discount	1	—	—
Non-GAAP other income, net	$9	$26	$31

GAAP net income	$917	$950	$394
Total pre-tax impact of non-GAAP adjustments	232	230	199
Income tax impact of non-GAAP adjustments (B)	(29)	(8)	(50)
Non-GAAP net income	$1,120	$1,172	$543

	Three Months Ended
	April 26,	January 26,	April 28,
	2020	2020	2019
Diluted net income per share
GAAP	$1.47	$1.53	$0.64
Non-GAAP	$1.80	$1.89	$0.88

Weighted average shares used in diluted net income per share computation	622	621	616

GAAP net cash provided by operating activities	$909	$1,465	$720
Purchase of property and equipment and intangible assets	(155)	(144)	(128)
Free cash flow	$754	$1,321	$592

(A) Stock-based compensation consists of the following:
	Three Months Ended
	April 26,	January 26,	April 28,
	2020	2020	2019
Cost of revenue	$21	$12	$4
Research and development	$134	$140	$114
Sales, general and administrative	$69	$68	$60

(B) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q2 FY2021 Outlook
($ in millions)
GAAP gross margin	58.6%
Impact of stock-based compensation expense, acquisition-related costs, and other costs	7.4%
Non-GAAP gross margin	66.0%

GAAP operating expenses	$1,515
Stock-based compensation expense, acquisition-related costs, and other costs	(475)
Non-GAAP operating expenses	$1,040

GAAP other expense, net	$50
Interest expense from amortization of debt discount and other costs	(5)
Non-GAAP other expense, net	$45

FY2021 Outlook
($ in millions)
GAAP operating expenses	$5,700
Stock-based compensation expense, acquisition-related costs, and other costs	(1,600)
Non-GAAP operating expenses	$4,100